                                                                  Draft, 9/27/94

                           STONE CONTAINER CORPORATION

                                  $500,000,000
                        __% First Mortgage Notes due 2002

                                  $200,000,000
                            __% Senior Notes due 2004


                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                              _________ __, 1994

Salomon Brothers Inc
BT Securities Corporation
Morgan Stanley & Co.
  Incorporated
Kidder, Peabody & Co.
  Incorporated
Bear, Stearns & Co. Inc.

c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

          Stone Container Corporation, a Delaware corporation (the "COMPANY"), proposes to sell to you (the "UNDERWRITERS") (A) $500 million principal amount of its __% First Mortgage Notes due 2002 (the "FIRST MORTGAGE NOTES") to be issued under an indenture (the "FIRST MORTGAGE NOTE INDENTURE") to be dated as of October __, 1994, between the Company and Norwest Bank Minnesota, N.A., as trustee (the "FIRST MORTGAGE NOTE TRUSTEE"), and (B) $200 million principal amount of its __% Senior Notes due 2004 (the "SENIOR NOTES") to be issued under an indenture (the "SENIOR NOTE INDENTURE") to be dated as of October __, 1994, between the Company and The Bank of New York, as trustee (the "SENIOR NOTE TRUSTEE"). The First Mortgage Notes and the Senior Notes are together referred to herein as the "SECURITIES", the First Mortgage Note Indenture and the Senior
Note Indenture are together referred to herein as the "INDENTURES", and the First Mortgage Note Trustee and the Senior Note Trustee are together referred to herein as the "TRUSTEES".

          The First Mortgage Notes will be secured by first ranking Liens in favor of the First Mortgage Note Trustee on certain real property, fixtures and equipment of the Company, whether now owned or hereafter acquired by the Company, and certain other related collateral (the "MORTGAGED PROPERTY"), as more fully described in and pursuant to the Security Documents.



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          The terms which follow, when used in this Agreement, shall have the meanings indicated. Terms not otherwise defined in this Agreement are used as defined in the applicable Indenture or Indentures.

          "1989 CREDIT AGREEMENT" shall mean collectively the bank credit agreements between the Company and certain lenders, substantially in the form of Exhibits 4(e) - 4(i) to the Registration Statement, which agreements shall be terminated on the Closing Date.

          "CLOSING DATE" shall have the meaning set forth in Section 3 hereof.

          "COMMISSION" shall have the meaning set forth in Section 1(a) below.

          "CREDIT AGREEMENT" shall mean the Credit Agreement to be entered into on the Closing Date by the Company and certain lenders, substantially in the form of Exhibit ___ to the Registration Statement, consisting of a $400 million senior secured term loan and a $450 million senior secured revolving credit facility.

          "EFFECTIVE DATE" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became effective.

          "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "FEDERAL FUNDS INTEREST RATE" shall mean the then applicable fluctuating interest rate per annum equal to the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for the Closing Date by the Federal Reserve Bank of New York.

          "MATERIAL SUBSIDIARIES" shall mean, on the Execution Date, Stone Canada, Stone-Consolidated, Stone Mill, Stone Hopewell, Inc., Stone Savannah, Seminole and Stone Southwest, Inc., and, as of the Closing Date, Stone Canada, Stone-Consolidated, Stone Savannah (or any successor corporations thereof), Seminole and Stone Southwest, Inc.

          "MORTGAGE" shall have the meaning set forth in the definition of Security Documents.

          "PRELIMINARY PROSPECTUS" shall mean any preliminary prospectus referred to in Section 1(a) below and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "PROSPECTUS" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the


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Securities included in the Registration Statement at the Effective Date.

          "REGISTRATION STATEMENT" shall mean the registration statement referred to in Section 1(a) below, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "RELATED TRANSACTIONS" shall mean, collectively, the following transactions which will occur prior to or concurrently with the closing of the sale of the Securities, and the execution and delivery of the Indentures and the Security Documents on the Closing Date: (i) repayment of all of the outstanding indebtedness under, and termination of, the 1989 Credit Agreement (including the release of collateral secured thereunder) as described in the Prospectus; (ii) execution and delivery of the Credit Agreement and the disbursement to the Company of the $400 million term loan and a portion of the available borrowings under the revolving credit facility thereunder; (iii) repayment of all outstanding indebtedness under, and termination of, the Stone Savannah Credit Agreement as described in the Prospectus; (iv) notice of redemption of the Stone Savannah Notes, given to the trustee in respect of the Stone Savannah Notes as described in the Prospectus; (v) purchase by the Company of the Stone Savannah Common pursuant to a merger as described in the Prospectus; (vi) on or prior to December 30, 1994, the redemption or reacquisition of the Stone Savannah Preferred as described in the Prospectus; and (vii) the merger of Stone
Mill Operating Corporation and Stone Connecticut Paper Board into the Company on or prior to the Closing Date as consummated in accordance with the documents delivered to the Underwriters which shall be in form and substance satisfactory to the Underwriters and the title insurers in respect of the Mortgaged Property.

          "RELATED TRANSACTION DOCUMENTS" shall mean the following, each to be dated on or prior to the Closing Date: (i) cross receipts regarding repayment on the Closing Date of all outstanding amounts under the 1989 Credit Agreement and the Stone Savannah Credit Agreement (and certificates evidencing termination thereof on the Closing Date); (ii) the Credit Agreement; (iii) redemption notices regarding the Stone Savannah Notes; and (iv) all documents relating to the merger transactions involving Stone Savannah, Stone Mill Operating Corporation and Stone Connecticut Paper Board and necessary to consummate such transactions in the manner contemplated by the documents delivered to the Underwriters.

          "RULE 424" and "RULE 430A" refer to such rules under the 1933 Act.

          "RULE 430A INFORMATION" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.


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          "SECURITY DOCUMENTS" shall mean the following security documents, each dated the Closing Date, between the Company, as mortgagor, and the First
Mortgage Note Trustee, as mortgagee, with respect to the Company's mills located in Uncasville, Connecticut, Ontonagon, Michigan, York, Pennsylvania, and Missoula, Montana: (i) the First Mortgage Note Indenture, (ii) the First Mortgage Notes, (iii) for each such mill, the Mortgage, Assignment of Leases and Rents, (each a "MORTGAGE" and collectively the "MORTGAGES"), (iv) Security Agreements (each, a "Security Agreement" and collectively, the "Security Agreements") and (v) the related UCC-1 financing statements in form and substance reasonably satisfactory to the Underwriters and their counsel.

          "SEMINOLE" shall mean Seminole Kraft Corporation, a Delaware corporation.

          "STONE CANADA" shall mean Stone Container (Canada) Inc, a Canadian corporation.

          "STONE CONNECTICUT PAPER BOARD" shall mean the Stone Connecticut Paper Board Corporation, a Delaware corporation, 100% of the common stock of which is owned by the Company on the date of this Agreement and immediately prior to its merger into the Company on or before the Closing Date.

          "STONE-CONSOLIDATED" shall mean Stone-Consolidated Corporation, a Canadian corporation.

          "STONE MILL OPERATING CORPORATION" shall mean the Stone Mill Operating Corporation, a Delaware corporation, 100% of the common stock of which is owned by the Company on the date of this Agreement and immediately prior to its merger into the Company on or before the Closing Date.

          "STONE SAVANNAH" shall mean the Stone Savannah River Pulp & Paper Corporation, a Delaware corporation, 92.75% of the common stock of which is owned, on the date of this Agreement, by the Company, and 100% of the common stock of which will be owned as of the Closing Date (or any successor thereto).

          "STONE SAVANNAH COMMON" shall mean the 6.25% outstanding shares of common stock of Stone Savannah not owned by the Company on the date hereof, but which, upon the purchase thereof by the Company pursuant to a merger, will be owned by the Company on the Closing Date.

          "STONE SAVANNAH CREDIT AGREEMENT" shall mean the bank credit agreement dated as of December 9, 1988, between Stone Savannah and Citibank, N.A., as agent, and the lenders signatory thereto, as amended, which agreement shall be terminated on the Closing Date.

          "STONE SAVANNAH PREFERRED" shall mean the 425,243 outstanding shares of Stone Savannah's Series A Cumulative Redeemable Exchangeable Preferred Stock not owned by the Company


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on the date hereof, to be redeemed by Stone Savannah on the terms described in the Registration Statement and Prospectus.

          "STONE SAVANNAH NOTES" shall mean the $130 million principal amount of Stone Savannah's 14 1/8% Senior Subordinated Notes due 2000 outstanding on the date hereof, to be redeemed by Stone Savannah on terms described in the Registration Statement and Prospectus.

          Section 1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters as set forth below in this
Section 1.

          (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (file number 33-54769) on Form S-1, including a related preliminary prospectus, for the registration under the Securities Act of 1933 (the "1933 ACT") of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the 1933 Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (the "1939 ACT"), and the respective rules thereunder; on the Effective Date,


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     the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date each of the Indentures did or will comply in all material respects with the applicable requirements of the 1939 Act and the respective rules thereunder; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of each of the Trustees or (ii) the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any of the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The Company meets all conditions for the use of Form S-1 registration statement as promulgated by the Commission pursuant to the 1933 Act. The filing of the Registration Statement by the Company with the Commission has been duly authorized by all necessary corporate action of the Company.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) Price Waterhouse, LLP, or any successor accountants, who are reporting upon the audited financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus, and who have reviewed the unaudited and other financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus, are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the rules thereunder.

          (f) The consolidated financial statements and schedules (including the related notes and supporting schedules of the Company and its subsidiaries included in the Registration Statement, any Preliminary Prospectus and the Prospectus) present fairly the consolidated financial condition, results of operations and cash flows of the entities purported to be shown thereby as of the dates and


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     for the periods indicated, comply in all material respects with the applicable accounting requirements of the 1933 Act and the rules and regulations thereunder and have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis through the periods indicated.

          (g) The pro forma financial statements included in the Registration Statement, any Preliminary Prospectus and the Prospectus comply in all material respects with the applicable accounting requirements of the 1933 Act and the rules and regulations thereunder, and no other pro forma financial statements or schedules are required by the 1933 Act or the rules and regulations thereunder to be included in the Registration Statement at the time it became effective and the Prospectus. The pro forma adjustments have been properly applied to the historical amounts in the computation of such pro forma statements and schedules and the assumptions described in the notes to such pro forma financial information provide a reasonable basis for presenting the significant direct effects of the transactions reflected therein and the pro forma adjustments give appropriate effect to those assumptions.

          (h) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with requisite corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement and in the Prospectus and to execute, deliver and perform its obligations under the Credit Agreement. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary for it to own, lease and operate each Mortgaged Property and to conduct its business as described in the Registration Statement and in the Prospectus.

          (i) Each of the Company's subsidiaries other than Stone Canada and Stone-Consolidated is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus, and in the case of each of Stone Savannah, Stone Connecticut Paper Board and Stone Mill Operating Corporation, to execute, deliver and perform its obligations under the relevant Related Transaction Documents to which


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     it is a party.  Each of Stone Canada and Stone-Consolidated is a corporation validly existing and subsisting under the laws of Canada. Each of the Company's subsidiaries (other than Stone Canada and Stone-Consolidated, for which such representation is not relevant) is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole. Except as disclosed in or contemplated by the Prospectus, all of the issued and outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights and are owned directly or indirectly by the Company (except for directors' qualifying shares and other than Seminole, Stone-Consolidated and Stone Savannah) free and clear of any pledge, Liens, security interest, charge, claim, restriction on transfer (except in the case of Stone Canada for the restrictions on transfers of its capital stock as set forth in its Articles of Amalgamation, as amended), stockholders' agreement, voting trust or other defect of title whatsoever or encumbrance of any kind. The Company owns approximately 75% of the issued and outstanding common shares of Stone-Consolidated; approximately 99% of the issued and outstanding shares of common stock and 100% of the issued and outstanding shares of the Series A Cumulative 8% Preferred Stock of Seminole; and approximately 93% of the issued and outstanding shares of common stock, 33% of the issued and outstanding shares of the Series A Cumulative Redeemable Exchangeable Preferred Stock, 100% of the issued and outstanding shares of Series B Cumulative Preferred Stock of Stone Savannah and 100% of the issued and outstanding shares of Series C Cumulative Preferred Stock of Stone Savannah. On or prior to the Closing Date, the Stone Savannah Common will be purchased pursuant to a merger and, on or prior to December 30, 1994, the Stone Savannah Preferred will be redeemed as described in the Registration Statement and the Prospectus, and 100% of the issued and outstanding shares of common stock of Stone Savannah (or any successor corporations thereof) will then be owned by the Company.

          (j) The Company has at the date indicated short-term debt, long-term debt, subordinated debt, debt of consolidated subsidiaries (non-recourse debt) and stockholders' equity as set forth in the Registration Statement and the Prospectus under the caption "Capitalization". The Company's equity capitalization is as set forth in the Registration Statement and Prospectus.


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          (k)  The Indentures and the Credit Agreement have been duly authorized by all necessary corporate action of the Company and, when duly executed and delivered by the Company and, as the case may be, by the relevant Trustee or the financial institutions under the Credit Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with each of their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The descriptions contained in the Registration Statement and in the Prospectus of each Indenture and of the Credit Agreement fairly and accurately summarize each such document in all material respects. The Indentures have been duly qualified under and comply with the 1939 Act.

          (l) The Securities have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement (or will have been so authorized prior to the issuance of such Securities) and, when executed, authenticated, issued and delivered in the manner provided for in each applicable Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of each applicable Indenture and enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The descriptions contained in the Registration Statement and in the Prospectus of the Securities fairly and accurately summarize the First Mortgage Notes and the Senior Notes in all material respects.

          (m) (i) Each Security Document has been duly authorized by all necessary corporate action of the Company, and, when duly executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); (ii) on the Closing Date, the Company will be the sole owner of and have good and


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     indefeasible title in fee to the real property comprising part of each
     Mortgaged Property, except for the portion of the Mortgaged Property located in Ontonagan, Michigan, held by the Company pursuant to a ground lease described in the relevant Mortgage, in which the Company has a valid leasehold interest, and good title to the balance of each such Mortgaged Property, in each case, after giving effect to the transactions contemplated by the Security Documents, free and clear of all Liens, subject only to Permitted Collateral Liens (as defined in the First Mortgage Note Indenture), will have good right and lawful authority to mortgage, pledge and assign the Mortgaged Property in accordance with the terms of the relevant Security Document, and will create in favor of the First Mortgage Note Trustee for the benefit of the Holders of First Mortgage Notes a valid, perfected first ranking security interest in the Mortgaged Property (as described therein), securing the payment of the First Mortgage Notes in accordance with the terms thereof.

          (n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been any material adverse change in the condition (financial or otherwise), earnings, operations or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, the Company has not declared, paid or otherwise made any dividends or distributions of any kind on any class of its capital stock, and since the date of the latest balance sheet included in the Registration Statement and in the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which were incurred or undertaken in the ordinary course of business or which relate to matters that are reflected in the Registration Statement and the Prospectus.

          (o) Neither the Company nor any of its subsidiaries has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will distribute any offering material in connection with the offering and sale of the Securities other than any of the Preliminary Prospectuses, the Prospectus or other materials, if any, that the Underwriters have approved for such distribution; PROVIDED, HOWEVER, that it is understood that the Company makes no representation or warranty herein with respect to any distribution of materials by the Underwriters.


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          (p)  Neither the Company nor any Material Subsidiary is in violation of its respective charter or by-laws; neither the Company nor any material subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, permit, license, franchise or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or prospects of the Company and its subsidiaries taken as a whole. (i) The execution and delivery of this Agreement, the Indentures and the Security Documents, the filing of the Registration Statement, the issuance, sale and delivery of the Securities and the consummation of the transactions contemplated herein and therein by the Company, and compliance by the Company with the terms of this Agreement, the Indentures and the Security Documents, and
     (ii) the execution, delivery and performance by each of the Company, Stone Savannah, Stone Connecticut Paper Board or Stone Mill Operating Corporation of each Related Transaction Document to which it is a party and the consummation by the Company, Stone Savannah, Stone Connecticut Paper Board or Stone Mill Operating Corporation of the Related Transactions do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Liens, charge or encumbrance (other than the Liens created by the Security Documents, and the Credit Agreement and security agreements and mortgages relating thereto) upon, any property or assets of the Company or any subsidiary under (X) any indenture, mortgage, loan agreement, note, lease, permit, license, franchise or other agreement or instrument to which the Company or any subsidiary is a party or by which it may be bound or to which any of its properties may be subject or (Y) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties or assets (except, in the case of (X) and (Y), for such conflicts, breaches or defaults or Liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or prospects of the Company and its subsidiaries taken as a whole). As of the Closing Date, the stockholders of Stone Savannah will have approved the merger of a wholly-owned subsidiary of the Company with and into Stone Savannah on or prior to the Closing Date.

          (q) There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of the Company or any of its subsidiaries which is of a character required to be disclosed in the Registration Statement or the Prospectus which has not been properly disclosed therein; and there is no contract or document concerning the Company or any of its subsidiaries of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement, which is not so described or filed.

          (r) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act, the securities or blue sky laws of the various states and filings with various states with respect to mergers of certain subsidiaries of the Company) is required for the valid issuance, sale and delivery of the Securities, or for the execution, delivery or performance of this Agreement, the Indentures, the Security Documents or the Credit Agreement by the Company, except as disclosed in the Prospectus and except as such as may have been (or will on the Closing Date be) obtained and are (or will on the Closing Date be) in full force and effect and except where the failure to obtain such authorization, approval, consent or license would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, operations or prospects of the Company and its subsidiaries taken as a whole or on the value of the Collateral therein and the First Mortgage Note Trustee's interest therein, or for the enforceability against the Company of any of the Securities, the Indentures, the Security Documents or the Credit Agreement.

          (s) The Company and its subsidiaries each owns, possesses or has obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted (except where the failure to have such licenses, permits, certificates, consents, orders, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, operations or prospects of the Company and its subsidiaries taken as a whole) and, except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, permit, certificate, consent, order, approval or authorization which, in the aggregate, are reasonably expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, operations or prospects of the Company and its subsidiaries taken as a whole.

          (t) The Company is not now, and after sale of the Securities to be sold by it hereunder and application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds" will not be, or will not be "controlled" by, an "investment company" within the meaning of the Investment Company Act of 1940.

          (u) Neither the Company nor any of the Material Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" or a "holding company", as such terms are defined in the Public Utilities Holding Company Act of 1935, as amended, or is a "public utility", as such term is defined in the Federal Power Act, as amended.

          (v) The Company will, on or before the Closing Date, deliver to the Underwriters true and correct copies of the Security Documents and Related Transaction Documents in the form and substance satisfactory to the Underwriters. The transactions contemplated by the Related Transaction Documents to occur on or before the Closing Date have been consummated on or prior to such date.

          (w) There shall exist at and as of the Closing Date (after giving effect to the Related Transactions) no conditions that would constitute, or would constitute by the expiration of any notice or cure period, a Default or Event of Default under the Indentures or the Credit Agreement. All conditions to borrowing on and as of the Closing Date under the revolving credit portion of the Credit Agreement will be satisfied as of the Closing Date.

          Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          Section 2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of _____% of the principal amount thereof, plus accrued interest, if any, on the First Mortgage Notes from the Issue Date (as defined in the Indentures) to the Closing Date, on the principal amount of First Mortgage Notes set forth opposite such Underwriter's name in Schedule I hereto, and (ii) at a purchase price of _____% of the principal amount thereof, plus accrued interest, if any, on the Senior Notes from the Issue Date (as defined in the Indentures) to the Closing Date, on the principal amount of Senior Notes set forth opposite such Underwriter's name in Schedule II hereto.

          Section 3. DELIVERY AND PAYMENT. (a) Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on October 12,
1994, or such later date (not later than __________ __, 1994) as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the "CLOSING DATE"). Delivery of the Securities shall be made to the Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company in immediately available Federal Funds by wire transfer and payable in immediately available funds. The Company shall pay to the Underwriters an amount equal to (a) the product of $___________ multiplied by (b) the rate of the Federal Funds Interest Rate plus 3/8% (the "Rate") divided by (c) 360 by wire transfer in immediately available funds. The Payment shall be received by 3:00 p.m. on the business day immediately following the Closing Date. The Underwriters will advise the Company of the Rate and the amount of the Payment by 11:00 a.m. on such date. The wire instructions regarding the Payment are The First National Bank of Chicago, Credit of Stone Container Corporation, Account Number 08-00260.

          (b) Delivery of the Securities shall be made at such location as the Underwriters shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made in accordance with Subsection 3(a) above. Certificates for the Securities shall be registered in such names and in such denominations as the Underwriters may request not less than three full business days in advance of the Closing Date.

          Section 4. OFFERINGS BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          Section 5. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with the Underwriters as follows:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus without your prior consent. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) Within the time during which a prospectus relating to the Securities is required to be delivered under the 1933 Act, the Company shall comply with all requirements imposed upon it by the 1933 Act and the rules thereunder so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and by the Prospectus. If, during such period, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the 1933 Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

          (d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the 1933 Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities (PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject), will arrange for the determination of the legality of the Securities for purchase by institutional investors and will pay the fee of the National Association of Securities Dealers, Inc. (the "NASD") in connection with its review of the offering.

          (f) Between the date of this Agreement and termination of trading restrictions on the Securities or the expiration of thirty days from the Closing Date, whichever is later, the Company will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities, industrial revenue bonds and in connection with the refinancing of existing receivables programs, as disclosed in the Prospectus).

          (g) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (h) For a period of two years after the Closing Date, the Company will furnish to the Underwriters (A) copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission; and (B) such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

          (i) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "DEPARTMENT"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such businesses or change, as appropriate, in a form acceptable to the Department.

          Section 6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including without limitation (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing and distribution of the Indentures, the Securities and the Security Documents, (c) the issuance and delivery of the Securities to the Underwriters,
(d) the fees and the disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under the applicable securities laws in accordance with Section 5(e), including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and mailing of the Blue Sky Survey and the Legal Investment Survey, if any, (f) any filing for review of the offering with the NASD, including any filing fees in connection therewith and the fees and disbursements of counsel for the Underwriters in connection therewith, (g) the rating of the Securities by one or more rating agencies, (h) the listing of the Securities on the New York Stock Exchange, (i) the fees and expenses of the Trustees, including the fees and disbursements of counsel for the Trustees in connection with the Indentures, the Securities and the Security Documents, (j) the actual costs and expenses of creating and perfecting security interests in the Mortgaged Property in favor of the First Mortgage Note Trustee, as the secured party for the Holders, pursuant to the Security Documents, including but not limited to filing and recording fees and expenses, fees and expenses of local counsel for the Company, and fees and expenses of the First Mortgage Note Trustee, (k) all costs, premiums and expenses incurred in connection with the purchase of title insurance policies or commitments in respect of the Mortgaged Property, insuring the Liens of the Mortgage for the benefit of the First Mortgage Note Trustee, as secured party for Holders of First Mortgage Notes, and
(l) all costs and expenses incurred in connection with the survey and appraisal prepared in respect of each Mortgaged Property.

          Section 7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein and in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder, and to the following further conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than
     (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Underwriters the opinion of Leslie T. Lederer, Esq., in his capacity as counsel to the Company, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

         (i) Each of the Company and the Material Subsidiaries (other than Stone Canada and Stone-Consolidated) is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of Stone Canada and Stone-Consolidated is a corporation validly existing and subsisting under the laws of Canada. Each of the Company and the Material Subsidiaries (other than Stone Canada and Stone-Consolidated, for which such opinion is not relevant) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and the Material Subsidiaries has all requisite corporate power and authority to (A) own, lease and license its respective properties and the business in which it is engaged and as described in the Registration Statement and the Prospectus, and, as applicable, to (B) execute, deliver and perform its obligations under the

     Related Transaction Documents. All of the issued and outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights and are owned directly or indirectly by the Company (except for directors' qualifying shares and other than Seminole, Stone Consolidated and Stone Savannah), free and clear of any pledge, Liens, encumbrance, claim, security interest, restriction on transfer (except in the case of Stone Canada for the restrictions on transfers of its capital stock as set forth in its Articles of Amalgamation, as amended), stockholders' agreement, voting trust or other defect of title whatsoever. The Company owns approximately 75% of the issued and outstanding common shares of Stone-Consolidated; approximately 99% of the issued and outstanding shares of common stock and 100% of the issued and outstanding shares of Series A Cumulative 8% Preferred Stock of Seminole Kraft Corporation, and approximately 93% of the issued and outstanding shares of common stock, approximately 33% of the issued and outstanding shares of Series A Cumulative Redeemable Exchangeable Preferred Stock and 100% of the issued and outstanding shares of Series B Cumulative Preferred Stock of Stone Savannah. On the Closing Date, 100% of the issued and outstanding shares of common stock of Stone Savannah (or any successor corporations thereof) will be owned by the Company. The Company's authorized equity capitalization is as set forth in the Registration Statement and in the Prospectus.

        (ii) The Indentures have been duly and validly authorized, and are qualified under and comply in all material respects with the 1939 Act, have been duly executed and delivered by the Company and, upon execution and delivery by the Trustees, will constitute valid and binding instruments of the Company, enforceable against the Company in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No taxes are required to be paid with respect to the execution and delivery of the Indentures by the Company and the issuance of the Securities, except for mortgage, mortgage recording, intangibles and similar taxes as contemplated by local counsel opinions delivered pursuant to Section 7(d) below. The Securities to be delivered on the Closing Date have been duly and validly authorized, executed and authenticated and, when delivered against payment therefor in accordance with this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the certificates for the Securities are in valid and sufficient form; no holders of outstanding securities of the Company are entitled to register such securities under the Registration Statement.
     The Indentures and the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement and in the Prospectus.

       (iii) The Securities are duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance.

        (iv) The Security Documents and the mortgaging of and granting of security interests in respect of the Mortgaged Property have been duly and validly authorized by the Company, and the Security Documents have been duly executed and delivered by the Company and will constitute valid and binding instruments of the Company, enforceable against the Company in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No taxes are required to be paid with respect to the mortgaging of and granting of security interests of the Mortgaged Property or the execution and delivery of the Security Documents by the Company, except for mortgage, mortgage recording, intangibles and similar taxes as contemplated by local counsel opinion delivered pursuant to subsection 7(d) below.

         (v) This Agreement has been duly and validly authorized, executed and delivered by the Company.

        (vi) To such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of the Company or any of its subsidiaries which is of a character required to be disclosed in the Registration Statement or in the Prospectus which has not been properly disclosed therein; and to such counsel's knowledge, there is no contract or document concerning the Company or any of its subsidiaries of a character required to be described in the Registration Statement and in the Prospectus or to be filed as an exhibit to the Registration Statement, which is not so described or filed.

       (vii) (A) The execution, delivery and performance by the Company of this Agreement, the Indentures, the Securities, the Security Documents, and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance, sale and delivery of the Securities, and (B) the execution, delivery and performance by the Company, Stone Savannah, Stone Connecticut Paper Board and Stone Mill Operating Corporation of each Related Transaction Document to which it is a party and the consummation by them of the Related Transactions, do not and will not (X) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any Liens, charge or encumbrance (other than the Liens created by the Security Documents, and the Credit Agreement and security agreements and mortgages relating thereto) upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (Y) violate or conflict with any provision of the certificate of incorporation, by-laws or equivalent instruments of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. To such counsel's knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for (i) the valid issuance, sale and delivery of the Securities, or for (ii) the execution, delivery and performance of this Agreement, the Indentures, the Securities or the Security Documents, and the consummation of the transactions contemplated hereby and thereby, or for (iii) the execution, delivery and performance of the Related Transaction Documents by the Company, Stone Savannah, Stone Connecticut Paper Board and Stone Mill Operating Corporation or for the consummation of the Related Transactions, or for (iv) the enforceability against the Company of this Agreement, the Indentures, the Securities or the Security Documents, except for (1) such as may be required under state and foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which such counsel need express no opinion), (2) such as have been made with the New York Stock Exchange, (3) the qualification of the Indentures under the 1939 Act, which qualification has been obtained,
     (4) such as have been made or obtained under the 1933 Act, and (5) filings with various states with respect to mergers of subsidiaries of the Company.

      (viii) The Registration Statement, at the time it became effective, and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements, financial and statistical data and supporting schedules included therein, each Form T-1 and the exhibits to the Registration Statement, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the respective rules thereunder.

        (ix) The Registration Statement is effective under the 1933 Act; and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for such purpose have been instituted or threatened by the Commission.

         (x) Neither the Company nor any of the Material Subsidiaries is in violation of its respective charter or its respective by-laws and, to the knowledge of such counsel, neither the Company nor any of the Material Subsidiaries is in default (nor has an event occurred which with notice, lapse of time or both would constitute a default) in the performance of any obligation, agreement or condition contained in any loan agreement of the Company or any such Material Subsidiary where such default would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

        (xi) The Company is not now, and after sale of the Securities to be sold by it hereunder and application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940.

       (xii) Neither the Company nor any of the Material Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" or a "holding company", as such terms are defined in the Public Utilities Holding Company Act of 1935, as amended, or is a "public utility", as such term is defined in the Federal Power Act, as amended.

      (xiii) The execution, delivery and performance by each of the Company, Stone Savannah, Stone Connecticut Paper Board and Stone Mill Operating Corporation of each Related Transaction Document to which it is a party, and the consummation by them of the Related Transactions, have been duly authorized by all necessary corporate action of the Company, Stone Savannah, Stone Connecticut Paper Board and Stone Mill Operating Corporation, as the case may be, and each Related Transaction Document to which the Company, Stone Savannah, Stone Connecticut Paper Board or Stone Mill Operating Corporation is a party has been duly executed and delivered by such party. The Credit Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

               In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto (except as to matters referred to in the last sentence of clause (ii) above), on the basis of the foregoing (relying to the extent appropriate in the exercise of such counsel's professional responsibility), such counsel has no reason to believe that either the Registration Statement (other than financial statements, financial data, statistical data included in statistical tables and supporting schedules included therein, as to which such counsel need express no belief) at the time it became effective (or any amendment thereof made prior to Closing Date as of the date of such amendment) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than financial statements, financial data, statistical data included in statistical tables and supporting schedules included therein, as to which such counsel need express no belief) as of the date thereof and the date hereof or of the opinion (or any amendment thereof or supplement thereto made prior to Closing Date as of the date of such amendment or supplement and as of the date of such opinion) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and statistical data included therein, each applicable Form T-1 and the exhibits to the Registration Statement).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which such counsel is admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to counsel for the Underwriters) of other counsel reasonably acceptable to counsel for the Underwriters familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and other representatives of the Company, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such opinions, statements or certificates shall be delivered to counsel for the Underwriters.

          (c) On the Closing Date, the Underwriters shall have received the opinion of Sidley & Austin, special counsel for the Company, dated the Closing Date, addressed to the Underwriters, and in form and substance reasonably satisfactory to counsel for the Underwriters (i) to the effect set forth in clauses (ii), (iii), (iv), (v), (vi) (other than the last clause thereof),
(vii) (but only as to the first sentence thereof), (viii), (ix), (xi), (xii) and (xiii) of Section 7(b) hereof, and (ii) as to certain matters relating to the First Mortgage Note Trustee's interest in the Cash Collateral Account.
The Underwriters shall also have received a statement from such counsel substantially to the effect of the penultimate paragraph of Section 7(b) hereof. In rendering such opinion, such counsel may state that their opinion is limited to matters of Federal, Delaware corporate, Illinois and New York State laws and such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or upon certificates of public officials, provided that copies of any such certificates shall be delivered to counsel for the Underwriters.

          (d) On the Closing Date, the Underwriters shall have received opinions from local counsel acceptable to the Underwriters in each jurisdiction in which Mortgaged Property is located, acceptable to the Underwriters and their counsel, dated as of the Closing Date, addressed to the Underwriters and the First Mortgage Note Trustee, and covering the matters specified in Exhibit A hereto and such other matters relating to the Mortgages, the other Security Documents and the Mortgaged Property, as the Underwriters may reasonably request, all in form and substance reasonably satisfactory to counsel for the Underwriters. In rendering such opinions, each such counsel may state that its opinion is limited to matters of the law of the jurisdiction in which the Mortgaged Property is located and to matters of federal law, and such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or upon certificates of public officials, provided that copies of any such certificates shall be delivered to counsel for the Underwriters.

          (e) (i) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, and the Company is in compliance with the covenants in this Agreement, and the Company has satisfied all the conditions on its part to be satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened;

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries (giving effect to the Related Transactions), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), and neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which were incurred or undertaken in the ordinary course of business or which are disclosed in the Registration Statement and Prospectus;

               (iv) the Related Transactions have been consummated on or prior to the Closing Date; and

               (v) no event has occurred that would materially and adversely affect the fair market value of the Mortgaged Property and that certain other matters relating to the Mortgaged Property are correct.

          (f) At the Execution Time and on the Closing Date, the Underwriters shall have received a letter or letters from Price Waterhouse, LLP, independent accountants for the Company, dated as of this Agreement and as of the Closing Date, as the case may be, addressed to the Board of Directors of the Company and the Underwriters and in form and substance satisfactory to the Underwriters, to the effect that:

          (i) they are independent accountants with respect to the Company within the meaning of the 1933 Act and the applicable rules and regulations thereunder;

          (ii) in their opinion, the audited consolidated financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable published rules and regulations of the Commission thereunder;

          (iii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) extending to the date not more than five days prior to the date of such letter consisting of a reading of the minutes of the meetings of the board of directors of the Company and the audit committee of such board subsequent to December 31, 1993, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1993, and reading the unaudited condensed consolidated interim financial statements of the Company included in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

               (A) any unaudited condensed consolidated interim financial statements of the Company included in the Registration Statement and in the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act and with the applicable rules and regulations of the Commission thereunder or that any material modifications should be made to such unaudited condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles;

               (B) with respect to the period subsequent to June 30, 1994, there were, as of a specified date not more than five business days prior to the date of the letter, any change greater than $ __ million in the long term debt of the Company and its consolidated subsidiaries (excluding Seminole) and total debt of the Company, or any change in the Adjusted Capital Stock (defined as the sum of the outstanding common stock and Series E Cumulative Convertible Exchangeable Preferred Stock) of the Company, in each case as compared with the amounts shown in the June 30, 1994 unaudited condensed consolidated interim balance sheet of the Company, included in the Registration Statement and in the Prospectus, except for changes or decreases which the Prospectus discloses have occurred or may occur, and except as indicated in their letter or letters;

               (C) for the period from July 1, 1994, to the date of the most recently available unaudited condensed consolidated financial data of the Company and its subsidiaries, if any, there was any decrease, as compared with the corresponding period in the prior fiscal year, in consolidated net sales, or any increase in total or per share net loss of the Company and its subsidiaries, except in all instances for any decrease and increase which the Prospectus discloses have occurred or may occur, and except as indicated in their letter or letters; and

               (D) with respect to the unaudited pro forma condensed balance sheet as of June 30, 1994, and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1993, and for the six months ended June 30, 1994 (the "pro forma financial statements") contained in the Registration Statement and the Prospectus, the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments to the historical amounts in such pro forma financial statements have not been properly applied to the historical amounts in the compilation of such statements.

     (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and in the Prospectus agrees with the accounting records of the Company and its subsidiaries, schedules prepared by the Company from its accounting records or computations in schedules prepared by the Company from accounting records, excluding any questions of legal interpretation.

     References to the Prospectus in this paragraph (7) include any supplement thereto at the date of the letter.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (h) On the Closing Date the Underwriters shall have received an opinion from counsel to each of the Trustees, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

         (i) the Trustee is a national banking association or state chartered bank or trust company and is validly existing in good standing under the laws of the jurisdiction in which its incorporated;

        (ii) the relevant Trustee has the power and authority to enter into the applicable Indenture and authenticate the applicable Securities as Trustee under such Indenture;

       (iii) the applicable Indenture has been duly authorized, executed and delivered by the relevant Trustee, as Trustee under such Indenture, and such Indenture is valid and binding on such Trustee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies; and

        (iv) the applicable Securities have been duly authenticated and delivered by the relevant Trustee, as Trustee, under the applicable Indenture.

          (i) All proceedings taken in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters shall have received from counsel for the Underwriters a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Securities as the Underwriters may reasonably require, and the Company shall have furnished to counsel for the Underwriters such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (j) The ratings of the debt securities of the Company as of the Closing Date shall not have been downgraded by Standard & Poor's Corporation or by Moody's Investors Service, Inc. below the publicly-announced ratings as of the Execution Time and neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the senior secured or unsecured debt of the Company.

          (k) At or before the Closing, the following shall have occurred or shall occur:

          (i) Each Related Transaction Document shall have been executed as contemplated by this Agreement and the Prospectus, and Related Transactions contemplated to occur on or before the Closing Date shall have occurred, including, in the case of the Stone Savannah Notes, proper notice shall have been given to the trustee thereof with respect to the redemption of such securities on or prior to December 30, 1994;

         (ii) no Default or Event of Default shall exist under either of the Indentures or the Credit Agreement;

        (iii) the Company shall have repaid all amounts outstanding under the 1989 Credit Agreement; the Company and the lenders thereunder shall have terminated such Credit Agreement; all Liens on real property, fixtures, equipment and other property securing indebtedness under such credit agreement shall have been released; and the Company shall have delivered to the Underwriters copies of documents evidencing the repayment and release of such Liens; and

         (iv) the Company shall have satisfied all conditions to borrowing under the Credit Agreement (as evidenced by a certificate by the Agent Bank (as defined in the Credit Agreement) thereunder addressed to the Underwriters), the parties to the Credit Agreement shall have executed and delivered such Credit Agreement and shall have closed all transactions contemplated thereby, and the Company shall have delivered to the Underwriters copies of such executed Credit Agreement.

          (l) On or prior to the Closing Date, the Company shall have caused to be delivered to the Underwriters the following documents and instruments with regards to each Mortgaged Property;

          (i) a Mortgage, duly executed and acknowledged by the Company and otherwise in form for recording in the appropriate recording office of the political subdivision where the related Mortgaged Property is located, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof, a Security Agreement, duly executed and acknowledged by the Company and such UCC-1 financing statements and other similar statements as are contemplated in respect of such Mortgage and such Security Agreement by the opinion set forth in paragraph 7(d) above, and any other instruments necessary to grant the interests purported to be granted by such Mortgage under the laws of the state in which the related Mortgaged Property is located, which Mortgage, Security Agreement and financing statements and other instruments shall be effective to create Liens on such Mortgaged Property subject to no Liens other than Permitted Collateral Liens (as defined in the First Mortgage Note Indenture);

         (ii) such consents, approvals, amendments, supplements or other agreements as shall reasonably be deemed necessary by counsel for the Underwriters in order for the Company to grant the Liens contemplated by the Mortgage;

        (iii) a policy of title insurance (or a commitment to issue such a policy) insuring (or committing to insure) the Liens of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein in respect of the First Mortgage Notes in an amount not less than 110% of the appraised value, estimated by American Appraisal Associates as of September 1, 1994, which policy (or commitment) shall (a) be issued by one title company acceptable to the Underwriters, (b) include such reinsurance arrangements (with provisions for direct access) as shall be acceptable to the Underwriters, (c) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be acceptable to the Underwriters, as shall be requested by the Underwriters and (d) contain only such exceptions to title as shall be agreed to by counsel for the Underwriters prior to the Closing Date:

         (iv)  a survey (as prepared in respect of each Mortgaged Property);

          (v) certificates of insurance for the policies of insurance required by the First Mortgage Note Indenture, which policies or certificates shall bear mortgagee's endorsements naming the First Mortgage Note Trustee as an additional insured thereunder and evidencing (a) the issuance of such policies, (b) the payment of all premiums currently due and payable and
     (c) coverage which meets all the requirements set forth in the Security Documents;

         (vi) UCC, tax Liens and judgment searches confirming that the property comprising a part of such Mortgaged Property is subject to no Liens other than Permitted Collateral Liens;

        (vii) such affidavits, certificates and instruments of indemnification as shall reasonably be required to induce the title companies to issue the policy or policies (or the commitment) contemplated in subparagraph (iii) above;

       (viii) a certificate of an officer of the Company certifying that, as of the date of delivery of such certificate, there has been issued and is in effect a valid and proper certificate of occupancy or the local equivalent, if required by the local codes or ordinances for use then being made of the related Mortgaged Property, and there is not outstanding any citation, violation or similar notice indicating that the related Mortgaged Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness; and

         (ix) a certificate of an officer of the Company certifying that, as of the date of delivery of such certificate, there has not occurred any Casualty or Condemnation of the related Mortgaged Property or any portion thereof, and that the Company has no knowledge of any facts which have not been disclosed to American Appraisal Associates or any other party and which, if disclosed, would adversely affect the fair market value of the related Mortgaged Property.

          (x) a current environmental assessment and engineering report regarding the related Mortgaged Property.

         (xi) certified copies of all licenses, permits and authorizations, governmental or otherwise, necessary for the Company to own, lease and operate the related Mortgaged Property and to conduct its business with respect thereto as described in the Registration Statement and in the Prospectus, and as currently conducted; and

        (xii) all documents the Underwriters may reasonably request relating to the existence of the Company, the corporate authority for and the validity of the Mortgage, the First Mortgage Note Indenture or any other Security Document or, relating to any Mortgaged Property, the qualification of the Company to do business in the state where the related Mortgaged Property is located, evidence of compliance by the Company with all zoning and other local laws, regulations and ordinances, and any other matters relevant in connection with any Security Document.

          (m) All filing fees and taxes in connection with all recordings or filings of the Mortgages, and such other financing statements or security documents as may be necessary or, in the opinion of counsel for the Underwriters, desirable to perfect the Liens created, or intended to be created, by the Mortgages and the First Mortgage Note Indenture shall have been paid
(or arrangements for the payment thereof satisfactory to the Underwriters shall have been made) and the Underwriters shall have received evidence satisfactory to them of such payments or shall have received evidence satisfactory to the Underwriters of such arrangements for payment.

          (n) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this

Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to counsel for the Underwriters pursuant to this Section 7 shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and to counsel for the Underwriters, all of the obligations of the Underwriters hereunder may be canceled by the Underwriters at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, facsimile, telex or telegraph, confirmed in writing.

          Section 8.  INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use therein; AND PROVIDED, FURTHER, that the Company shall not be liable to any Underwriter (or any director, officer, employee or agent of any Underwriter or person controlling any Underwriter) under the indemnity agreement in this Section 8(a) with respect to any preliminary prospectus or prospectus, to the extent that any such loss, liability, claim, damage or expense of such Underwriter (or any person controlling any Underwriter) results from the fact such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof to such Underwriter and the loss, liability, claim, damage or expense of such Underwriter results from an untrue statement, alleged untrue statement, omission or alleged omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities, as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use therein. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) of this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. The indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought; PROVIDED, HOWEVER, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction if counsel to the indemnified parties shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, which will not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Attorneys' fees and other expenses incurred by an indemnified party in investigating, preparing or defending against any litigation, commenced or threatened, or any claim which are reimbursable by an indemnified party to such indemnified party pursuant to this Section 8 shall be reimbursed as incurred.

          Section 9. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this
Section 9, (i) in no case shall an Underwriter be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Securities purchased by such Underwriter pursuant to this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or

Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise.

          Section 10.  DEFAULT BY AN UNDERWRITER.

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Securities hereunder, the nondefaulting Underwriter or Underwriters may in its or their discretion arrange for itself or themselves or for another party or parties to purchase such Securities to which such default relates on the terms contained herein. In the event that within five (5) calendar days after such a default the nondefaulting Underwriter does, or the nondefaulting Underwriters do, not arrange for the purchase of the Securities to which such default relates as provided in this Section 10, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 8(a) and 9 hereof) or the nondefaulting Underwriter or Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other nondefaulting Underwriter or Underwriters, as the case may be, and the Company for damages occasioned by its or their default hereunder.

          (b) In the event that the Securities are to be purchased by the nondefaulting Underwriter or Underwriters, or are to be purchased by another party or parties as aforesaid, the nondefaulting Underwriter or Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of counsel for the Underwriters, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

          Section 11. UNDERWRITERS' INFORMATION. The Company acknowledges that the statements with respect to the public offering of the Securities set forth on the cover page of the Prospectus and the information with respect thereto and with respect to the Underwriters under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus, and the Underwriters confirm that such statements are correct.

          Section 12. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including without limitation the agreements contained in Sections 6 and 13(b) hereof, the indemnity agreements contained in Section 8 hereof and the contribution agreements contained in
Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The representations contained in Section 1 hereof and the agreements contained in Sections 6, 8, 9 and 13(b) hereof shall survive the termination of this Agreement, including pursuant to Section 13 hereof.

          Section 13.  TERMINATION OF AGREEMENT.

          (a) This Agreement shall be subject to termination in the absolute discretion of the Underwriters by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) in the Underwriters' reasonable opinion, any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectus (as supplemented or amended prior to the occurrence of such event) in the condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business other than as set forth in the Prospectus as supplemented or amended prior to the occurrence of such event, or (ii) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (iii) any other condition to the obligations of the Underwriters hereunder as provided in
Section 7 is not fulfilled when and as required in any material respect, (iv) trading in securities generally on the New York Stock Exchange, American Stock Exchange, NASD Automated Quotation System, Chicago Mercantile Exchange, and the Chicago Board of Trade shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction, (v) a general banking moratorium shall have been declared by Federal or New York State authorities, (vi) there is a material outbreak or escalation of armed hostilities involving the United States on or after the Execution Time, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Underwriters' reasonable judgment, to make it inadvisable or impracticable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus as supplemented or amended prior to the occurrence of such event, or (vii) there shall have been such a material adverse change in general economic, political or financial conditions or such a material adverse change in the conditions of the market for securities traded in the High Yeild Market or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriters' reasonable judgment, makes it inadvisable or impracticable to proceed with the delivery of the Securities as contemplated hereby.

          (b) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 10 and 13(a) hereof, except for clauses (ii) and (iii) of Section 13(a)), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Underwriters), incurred by the Underwriters in connection herewith.

          Section 14.  NOTICES; PARTIES.

          (a) All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to them care of Salomon Brothers Inc, at Seven World Trade Center, New York New York, 10004 (212-______); or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 150 North Michigan Avenue, Chicago, Illinois 60601, attention of Leslie T. Lederer, Vice President, Secretary and Counsel (312-580-4625), with a copy to Sidley & Austin at One First National Plaza, Chicago, Illinois 60603, attention of Richard G. Clemens (312-853-7036).

          (b) This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions thereof and hereof are intended to be for the sole benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          Section 15. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of New York. Specified times of day refer to New York City time.

                                Very truly yours,


                                STONE CONTAINER CORPORATION



                                By
                                  --------------------------
                                  Name:
                                  Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


SALOMON BROTHERS INC
BT SECURITIES CORPORATION
MORGAN STANLEY & CO.
  Incorporated
KIDDER, PEABODY & CO.
  Incorporated
BEAR, STEARNS & CO. INC.


By SALOMON BROTHERS INC


- ------------------------------
Name:
Title:

                                   SCHEDULE I

                                                PRINCIPAL AMOUNT OF FIRST
                                                 MORTGAGE NOTES DUE 2002
UNDERWRITERS                                         TO BE PURCHASED
- ------------                                         ---------------
SALOMON BROTHERS INC                                 $
BT SECURITIES CORPORATION
MORGAN STANLEY & CO.
  Incorporated
KIDDER, PEABODY & CO.
  Incorporated
BEAR, STEARNS & CO. INC.





                                     Total. . . . . .$500,000,000.00

                                   SCHEDULE II


                                                   PRINCIPAL AMOUNT OF
                                                 SENIOR NOTES DUE 2004
UNDERWRITERS                                         TO BE PURCHASED
- ------------                                         ---------------
SALOMON BROTHERS INC                                 $
BT SECURITIES CORPORATION
MORGAN STANLEY & CO.
  Incorporated
KIDDER, PEABODY & CO.
  Incorporated
BEAR, STEARNS & CO. INC.





                                    Total . . . . . .$200,000,000.00

                                    EXHIBIT A

                        [FORM OF LOCAL COUNSEL OPINIONS]

                                    EXHIBIT B

                      [LIST OF JURISDICTIONS IN WHICH EACH
                   PART OF THE MORTGAGED PROPERTY IS LOCATED]